UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 18, 2019

3M COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

File No. 1-3285	41-0417775
(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of Principal Executive Offices)	(Zip Code)

(651) 733-1110

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of 3M Company appointed Teri Reinseth as the Company’s Vice President, Corporate Controller and Chief Accounting Officer, effective April 1, 2019. Ms. Reinseth replaces Ippocratis Vrohidis who has been appointed to another leadership position in the Company, also effective April 1, 2019.  Ms. Reinseth, 46, has served as the Company’s Finance Director of the Safety & Graphics Business Group since March 2015.  Since joining the Company in 2005, Ms. Reinseth worked as financial manager in the Company’s Global Financial Accounting Center and has held financial management positions in several businesses in the Company’s Health Care Business Group.

Item 8.01 Other Events

On March 18, 2019, the Company issued a press release announcing the realignment from five to four business groups to better serve our customers, and better align our businesses to their markets. The new business groups — which are organized around customers and go-to-market strategies — are:

•                  Safety & Industrial: This segment includes businesses that serve the global industrial, electrical and safety markets. This business segment will consist of personal safety, adhesives and tapes, abrasives, closure and masking systems, electrical markets, automotive aftermarket, and roofing granules. This segment will have estimated annual revenue of $12 billion.

•                  Transportation & Electronics: This segment includes businesses that serve global transportation and electronic OEM customers. This business segment will consist of electronics (display materials and systems, electronic materials solutions), automotive and aerospace, commercial solutions, advanced materials, and transportation safety. This segment will have estimated annual revenue of $10 billion.

•                  Health Care: This business segment serves the global healthcare industry and will include medical solutions, oral care, separation and purification sciences, health information systems, drug delivery systems, and food safety. This segment will have estimated annual revenue of $7 billion.

•                  Consumer: This business serves global consumers and consists of home improvement, stationery and office supplies, home care, and consumer health care. Home improvement will also include the retail auto care business that was previously a part of the company’s automotive aftermarket business. This segment will have estimated annual revenue of $5 billion.

3M will start reporting its financial results under this new structure starting with the second quarter 2019. The Company will establish a Program Management Office to lead the additional work throughout the course of the year to transition 3M to a new, simplified global business-group-led operating model.

Additional details on the new business model and executive appointments are described in the press release. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description of
Number	Exhibit

99.1	Press Release issued by 3M Company on March 18, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY

	By:	/s/ Gregg M. Larson
Gregg M. Larson,
Vice President, Deputy General Counsel and Secretary
Dated: March 18, 2019